Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Announces Pricing of $9.5 Million Public Offering

3.15 Million Share Offering at $3.00 per Share

Ft. Myers, Florida – February 28, 2013 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today announced that it has priced an underwritten public offering of 3.15 million shares of common stock at a price to the public of $3.00 per share. Of the shares offered, NeoGenomics is selling 2.85 million shares and a selling stockholder, The Mary S. Dent Gifting Trust, is selling 300,000 shares. The transaction is expected to close on March 5, 2013 and will result in gross proceeds to NeoGenomics of $8.6 million. The net proceeds to the Company, after deducting the underwriter’s discounts and other estimated offering expenses, will be approximately $7.8 million. NeoGenomics will not receive any proceeds from the sale of shares by the selling stockholder. The Company plans to use the net proceeds to pay down certain indebtedness and for general corporate and operating purposes. NeoGenomics has granted the underwriters a 30-day option to purchase up to an additional 472,500 shares of common stock to cover over-allotments, if any.

Craig-Hallum Capital Group LLC is the book-running manager for the offering with Ladenburg Thalmann & Co. Inc. and Emerging Growth Equities, Ltd. serving as co-managers on the offering.

This offering is being conducted pursuant to a shelf registration statement that was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on February 12, 2013. The offering is being made only by means of a prospectus supplement and accompanying prospectus, forming an effective part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to these securities have been filed with the SEC and are available at the SEC’s website at www.sec.gov. Before investing, you should read the prospectus supplement and the accompanying prospectus for information about NeoGenomics, the selling stockholder and this offering. Copies of the preliminary prospectus supplement, the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained from Craig-Hallum Capital Group LLC at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by calling 612-334-6300, or by emailing bart.federak@craig-hallum.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About NeoGenomics, Inc.

NeoGenomics, Inc. is a high-complexity CLIA–certified clinical laboratory that specializes in cancer genetics testing, the fastest growing segment of the laboratory industry. The company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing. Headquartered in Fort Myers, FL, NeoGenomics has labs in Nashville, TN, Irvine, CA, Tampa, FL and Fort Myers, FL. NeoGenomics services the needs of pathologists, oncologists, other clinicians and hospitals throughout the United States. For additional information about NeoGenomics, visit http://www.neogenomics.com.

Interested parties can also access investor relations material from Hawk Associates at http://www.hawkassociates.com or neogenomics@hawk.com and from Zack’s Investment Research at http://www.zacks.com or scr@zacks.com.

Forward Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements. Actual results could differ materially from such statements expressed or implied herein. Factors that might cause such a difference include, among others, the company’s ability to continue gaining new customers, offer new types of tests, and otherwise implement its business plan. As a result, this press release should be read in conjunction with the company’s periodic filings with the SEC.

For further information, please contact:
NeoGenomics, Inc.	Hawk Associates, Inc.
Steven C. Jones	Ms. Julie Marshall
Director of Investor Relations	(305) 451-1888
(239) 325-2001	neogenomics@hawkassociates.com
sjones@neogenomics.com

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